SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549
                            _________________________
                                     FORM S-8
                              REGISTRATION STATEMENT
                                      UNDER
                            THE SECURITIES ACT OF 1933
                            _________________________
                              MESABA HOLDINGS, INC.
              (Exact name of registrant as specified in its charter)



              Minnesota                              41-1399425
   (State or other jurisdiction of   (I.R.S. Employer Identification Number)
    incorporation or organization)


                              7501 26th Avenue South
                           Minneapolis, Minnesota 55450
                     (Address of principal executive offices)

                            _________________________


                              MESABA HOLDINGS, INC.
                              1994 STOCK OPTION PLAN
                             (Full title of the plan)

                            _________________________

                               John S. Fredericksen
                              7501 26th Avenue South
                           Minneapolis, Minnesota 55450
                     (Name and address of agent for service)
                                  (612) 726-5151
          (Telephone number, including area code, of agent for service)

                                    COPIES TO:
                          Christopher C. Cleveland, Esq.
                                Briggs and Morgan,
                             Professional Association
                                 2400 IDS Center
                           Minneapolis, MN  55402-2157
                                  (612) 334-8400

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------
    Title of each                    Proposed       Proposed
       class of     Amount to be     maximum        maximum       Amount of
    securities to    registered      offering      aggregate     registration
    be registered       (1)         price per       offering         fee
                                    share (2)        price
------------------------------------------------------------------------------
Common Stock,
par value $.01 per  450,000 Shares   $13.4063    $6,032,835.00    $1,677.13
share .......
------------------------------------------------------------------------------


  (1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Mesaba Holdings, Inc. 1994 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of Common Stock.

  (2) Calculated solely for the purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low sales prices for such stock as reported by the Nasdaq Stock Market on July 26,1999.

  REGISTRATION OF ADDITIONAL SECURITIES


       This Registration Statement is being filed by Mesaba Holdings, Inc. (the "Company") pursuant to General Instruction E to the Form S-8 Registration Statement under the Securities Act of 1933, as amended, to register an additional 450,000 shares of the Company's Common Stock, $.01 par value (the "Common Stock"), issuable pursuant to the Company's 1994 Stock Option Plan (the "Plan"). A total of 750,000 shares of Common Stock issuable under the Plan have been previously registered pursuant to the Company's Form S-8 Registration Statements filed with the Securities and Exchange Commission on March 2, 1995 (Registration No. 33-89930), and February 21, 1997 (Registration No. 33-22977) and the information contained therein is hereby incorporated by reference herein.

                               PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

  Item 3.  Incorporation of Documents by Reference.

       The Company incorporates herein by reference the following documents or portions of documents, as of their respective dates as filed with the Securities and Exchange Commission:

            (a) The Company's Annual Report on Form 10-K for the fiscal year ended
       March 31, 1999;

            (b) The description of the Company's Common Stock contained in the Company's Registration Statement on Form S-4, Registration No. 33-22977 and Exhibit 3 to the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 1997 and September 30, 1998.

            (c)  The Company's  Current Report on Form  8-K filed with  the
       Commission on June 30, 1999, relating to the resignation of the Company's President and Chief Executive Officer.

       All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

  Item 6.  Indemnification of Directors and Officers

       The Registrant, as a Minnesota corporation, is subject to the Minnesota Business Corporation Act Section 302A.521, which provides that a corporation shall indemnify any director, officer, employee or agent of the corporation made or threatened to be made a party to a proceeding, by reason of the former or present official capacity (as defined) of the person, against judgments, penalties, fines, settlements and reasonable expenses incurred by the person in connection with the proceeding if such person: (i) has not been indemnified by another organization with respect to the same proceeding; (ii) acted in good faith; (iii) received no improper personal benefit; (iv) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; (v) when acting in such person's official capacity, reasonably believed that the conduct was in the best interest of the Company; and (vi) when acting in an official capacity to another organization or employee benefit plan, at the request of the Company, reasonably believed that the conduct was not opposed to the best interest of the Company. Section 302A.521 also provides that the articles or bylaws of a company may prohibit indemnification or advances of expenses otherwise required by Section 302A.521 or may impose conditions on indemnification or advances of expenses in addition to the conditions described above, including, without limitation, monetary limits on indemnification or advances of expenses, if the conditions apply equally, to all persons or to all persons within a given class. "Proceeding" means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including one by or in the right of the corporation. Article VI of the Company's Bylaws provides that to the fullest extent permitted by the Minnesota Business Corporation Act, a director of the Company shall not be personally liable to the Company or its shareholders for monetary damages for any breach of fiduciary duty as a director.

  Item 8.  Exhibits.

  Number    Description

  4.1 Restated Articles of Incorporation. Incorporated by reference to Exhibit 3.1 to the Company's Form 10-Q for the quarter ended September 31, 1995.

  4.2       Articles of Amendment to the Company's Articles of
            Incorporation. Incorporated by reference to Exhibit 3A to the Company's 10-Q for the quarter ended September 30, 1997.

  4.3       Articles of Amendment to the Company's Articles of
            Incorporation, dated August 31, 1998. Incorporated by reference to the Company's Form 10-Q for the quarter ended September 30, 1998.

  4.4 Bylaws. Incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-4, Registration No. 33-22977

  4.5 Specimen certificate for shares of the Common Stock of the Company. Incorporated by reference to Exhibit 4A to the Company's Form 10-K for the year ended March 31, 1989.

  5.1       Opinion of Briggs and Morgan, Professional Association.

  23.1      Consent of Independent Public Accountants.

  23.2 Consent of Briggs and Morgan, Professional Association (included in Exhibit 5.1).

  24.1      Powers of Attorney (included on Signature Page).

  Item 9.  Undertakings.

       (a)  The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                              SIGNATURES


       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the 16th day of July, 1999.

                                MESABA HOLDINGS, INC.


                                By


                                         /s/ John S. Fredericksen
                                         ----------------------------
                                         John S. Fredericksen
                                         Interim Chief Executive Officer;
                                         Vice President, Administration;
                                         General Counsel and Secretary


                          POWER OF ATTORNEY

       KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John S. Fredericksen and Jon R. Meyer, or either of them (with full power to act alone), as his true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.





/s/ John S. Fredericksen      Interim Chief Executive Officer;  July 16, 1999
------------------------      Vice President,Administration;
John S. Fredericksen          General Counsel and Secretary
                              (Principal Executive Officer)


/s/ Robert H. Cooper          Vice President, Chief Financial   July 16, 1999
------------------------      Officer and Treasurer
Robert H. Cooper              (Principal Financial Officer)



/s/ Jon R. Meyer              Controller                        July 16, 1999
------------------------      (Principal Accounting Officer)
Jon R. Meyer

/s/ Bryan K. Bedford          Director                          July 16, 1999
------------------------
Bryan K. Bedford


/s/ Donald E. Benson          Director                          July 16, 1999
------------------------
Donald E. Benson


/s/ Christopher E. Clouser    Director                          July 19, 1999
------------------------
Christopher E. Clouser


/s/ Richard B. Hirst          Director                          July 19, 1999
------------------------
Richard B. Hirst


/s/ John S. Kern              Director                          July 20, 1999
------------------------
John S. Kern


/s/ Carl R. Pohlad            Director                          July 16, 1999
------------------------
Carl R. Pohlad


/s/ Robert C. Pohlad          Director                          July 16, 1999
------------------------
Robert C. Pohlad


/s/ Raymond W. Zehr, Jr.      Director                          July  16, 1999
------------------------
Raymond W. Zehr, Jr.

                            EXHIBIT INDEX


  Exhibit Number             Description


  4.1 Restated Articles of Incorporation. Incorporated by reference to Exhibit 3.1 to the Company's Form 10-Q for the quarter ended September 31, 1995.

  4.2       Articles of Amendment to the Company's Articles of
            Incorporation. Incorporated by reference to Exhibit 3A to the Company's 10-Q for the quarter ended September 30, 1997.

  4.3       Articles of Amendment to the Company's Articles of
            Incorporation, dated August 31, 1998. Incorporated by reference to the Company's Form 10-Q for the quarter ended September 30, 1998.

  4.4 Bylaws. Incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-4, Registration No. 33-22977

  4.5 Specimen certificate for shares of the Common Stock of the Company. Incorporated by reference to Exhibit 4A to the Company's Form 10-K for the year ended March 31, 1989.

  5.1       Opinion of Briggs and Morgan, Professional Association.

  23.1      Consent of Independent Public Accountants.

  23.2 Consent of Briggs and Morgan, Professional Association (included in Exhibit 5.1).

  24.1      Powers of Attorney (included on Signature Page).

                                                        EXHIBIT 5.1

                          Briggs and Morgan
                       Professional Association
                           2400 IDS Center
                        Minneapolis, MN  55402
                            (612) 334-8400


                                July 28, 1999

  Writer's Direct Dial Number:             Writer's E-Mail Address:
  (612) 334-8489                                  clechr@briggs.com


  Mesaba Holdings, Inc.
  7501 26th Avenue South
  Minneapolis, MN  55450

       Re:  Mesaba Holdings, Inc.
            1994 Stock Option Plan
            Registration Statement on Form S-8

  Gentlemen:

       In connection with 450,000 shares of common stock, $.01 par value (the "Shares"), of Mesaba Holdings, Inc. (the "Company") issuable upon exercise of options granted under the Company's 1994 Stock Option Plan (the "Plan") and included in a Registration Statement on Form S-8, we have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of this opinion and, based thereon, we advise you that, in our opinion the Shares have been duly authorized by the Company and when duly executed and authenticated and paid for and delivered in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

       We hereby consent to the filing of this opinion as an exhibit to the above described Registration Statement.
                                     Very truly yours,

                                     BRIGGS AND MORGAN,
                                     Professional Association


                                     By /s/ Christopher C. Cleveland

                                     Christopher C. Cleveland

                                                       EXHIBIT 23.1


              CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated May 7, 1999 incorporated by reference to Mesaba Holdings, Inc.'s Form 10-K for the year ended March 31, 1999, and to all references to our firm included in this registration statement.



  ARTHUR ANDERSEN LLP

  Minneapolis, Minnesota,
       July _____, 1999

                          Briggs and Morgan
                       Professional Association
                           2400 IDS Center
                        Minneapolis, MN  55402
                            (612) 334-8400


                            July 29, 1999

  Writer's Direct Dial Number:             Writer's E-Mail Address:
  (612) 334-8489                                  clechr@briggs.com




  Securities and Exchange Commission
  450 Fifth Street, N.W.
  Washington, D.C.  20549

       Re:  Mesaba Holdings, Inc.
            Registration Statement on Form S-8
            1994 Stock Option Plan

  Ladies and Gentlemen:

       On behalf of Mesaba Holdings, Inc. (the "Company"), we are providing an EDGAR transmission of the Company's registration statement on Form S-8 relating to an additional 450,000 shares of the Company's common stock which will be issued pursuant to the Company's 1994 Stock Option Plan.

       The registrant hereby certifies that it has wire-transferred the applicable filing fee to the Securities and Exchange Commission's account at Mellon Bank.

       Should you have any questions concerning this filing, please contact the undersigned at the above number.

                                     Very truly yours,





                                       /s/ Christopher C. Clevelan




                                     Christopher C. Cleveland

  Enclosure
  cc:  John S. Fredericksen